EXHIBIT 4.4

                                  (TRANSLATION)


                                 REGULATIONS OF
                             THE BOARD OF DIRECTORS
                                       OF
                            TOYOTA MOTOR CORPORATION

                                       Established:   February 27, 1952
                                       As last amended on June 26, 2003


Article 1.      (Regulations of the Board of Directors)

       Except as provided for in laws, ordinances or the Articles of Incorporation, the matters relating to the Board of Directors of the Corporation shall be governed by the provisions of these Regulations.

Article 2.      (Purpose and Composition)

1. The Board of Directors shall be composed of all the Directors and shall make decisions on the execution of business and supervise the performance by Directors of their duties.

2. Corporate Auditors shall be present and whenever necessary, give their opinions at a meeting of the Board of Directors.

Article 3.      (Person to Convene Meeting and Notice of Meeting)

1. A meeting of the Board of Directors shall be convened by the Chairman of the Board or the President. In the event that the positions of both the Chairman of the Board and the President are vacant or that both of them are prevented from convening, such meeting shall be convened by a Vice Chairman of the Board, an Executive Vice President or a Senior Managing Director in that order and according to their ranks, if there are a plural number of persons holding the same position.

2. Notice of convening a meeting of the Board of Directors shall be dispatched to each Director and each Corporate Auditor at least three (3) days before the date of the meeting. In case of urgency, however, such period may be shortened.

3. A meeting of the Board of Directors may be held without going through the convening procedure, if consented to by all the Directors and the Corporate Auditors.

Article 4.      (Chairmanship and Method of Adopting Resolutions)

1. The Chairman of the Board or the President of the Corporation shall preside as chairman at the Board of Directors. In the event that the positions of both the Chairman of the Board and the President are vacant or that both of them are prevented from so presiding as chairman, a Vice Chairman of the Board, an Executive Vice President or a Senior Managing Director, shall preside as chairman in that order and according to their ranks in case there are a plural number of persons holding the same position.

2. Resolutions of the Board of Directors shall be adopted at its meeting at which a majority of the Directors shall be present, by a majority of the Directors so present.

Article 5.      (Matters for Resolution)

       The following matters shall be subject to the resolution of the Board of
Directors:

(1)  Matters provided for in the Commercial Code or other laws or ordinances;

(2)  Matters provided for in the Articles of Incorporation;

(3) Matters delegated to the Board of Directors by resolution of a general meeting of shareholders; and

(4)  Other important managerial matters.

Article 6.      (Matters to Be Reported)

       Directors shall make reports to the Board of Directors on the following matters:

(1) State of execution of business and such other matters as are provided for in the Commercial Code or other laws or ordinances.

(2)  Such other matters as the Board of Directors may deem necessary.


Article 7.      (Minutes)

1. Minutes shall be prepared each time a meeting of the Board of Directors is held and such minutes shall be kept on file at the head office for ten years.

2. Minutes shall set forth the date and hour and place at which the meeting is convened and the proceedings in outline and the resultant actions taken at the meeting and the Directors and Corporate Auditors present shall affix their signatures or names and seals thereto.

                            Supplementary Provisions

Article 1.      (Effective Date)

       These Regulations shall become effective as from June 26, 2003.

Article 2.      (Amendment to Regulations)

       Any amendment to these Regulations shall be by resolution of the Board of Directors.

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


                MATTERS TO BE SUBMITTED TO THE BOARD OF DIRECTORS

I.     Matters for Resolutions:

1. Matters provided for in the Commercial Code or other laws or ordinances:

    Classifi-                                                                        Relevant Articles
     cations                                    Items                                of applicable law
-------------------    ----------------------------------------------------------    ------------------
                                                                                      Commercial Code
Shares:                Disposal of the Corporation's own shares                           Art. 211


                       Acquisition  of the  Corporation's  own shares held by its         Art. 211-3
                       subsidiaries

                       Retirement of the Corporation's own shares                          Art. 212

                       Reduction  of the number of shares  constituting  one unit          Art. 221
                       (tangen) of shares or abolishment of the provisions  which define such number

                       Fixing the record date                                             Art. 224-3

                       Issuance of new shares                                             Art. 280-2

                       Split-ups of shares                                                 Art. 218

                       Issuance of share acquisition rights                              Art. 280-20

                       Cancellation of share acquisition rights                          Art. 280-36

General meeting of     Convening  of a general  meeting of  shareholders  and the          Art. 231
shareholders:          propositions

Board of Directors;    Appointment and removal of Representative Directors                 Art.261
Directors:

                       Restrictions  on   Representative   Directors'   power  to          Art. 261
                       represent the Corporation

                       Approval of Directors' competing transactions                       Art.264

                       Approval of Directors' transactions for their                      Art. 265

    Classifi-                                                                        Relevant Articles
     cations                                    Items                                of applicable law
-------------------    ----------------------------------------------------------    ------------------
                                                                                      Commercial Code
                       own account

                       Approval of Directors'  transactions involving conflicting          Art. 265
                       interests

Accounts:              Approval of accounting  documents  and their  accompanying          Art. 281
                       detailed statements

                       Capitalization of reserves                                         Art. 293-3

                       Whether or not there will be any interim  dividend and, if         Art. 293-5
                       so, the amount thereof

Bonds:                 Offering of bonds                                                   Art. 296

                       Issuance of bonds with share acquisition rights                     Art. 341-3

Others:                Disposition   and   acquisition   through   assignment  of          Art. 260
                       important property

                       Borrowing of a large amount of money                                Art. 260

                       Appointment  and removal of managers  and other  important          Art. 260
                       employees

                       Establishment,  alteration and abolition of branch offices          Art. 260
                       and other important organizations

                       Other important business execution                                  Art. 260


2. Matters provided for in the Articles of Incorporation:

                                                                                     Relevant Art. of
    Classifi-                                                                             Articles
     cations                                    Items                                   Incorporation
-------------------    ----------------------------------------------------------    ------------------
Shares:                Selection of transfer agent and its location of business             Art. 6

                       Amendment to the Share Handling Regulations                          Art. 7

General meeting of     The  order in which to  assume  chairmanship  of a general          Art. 11
shareholders:          meeting of shareholders

                                                                                     Relevant Art. of
    Classifi-                                                                             Articles
     cations                                    Items                                   Incorporation
-------------------    ----------------------------------------------------------    ------------------
Board of Directors;    Appointment and removal of Directors with specific titles           Art. 16
Directors:

                       Amendment to the Regulations of the Board of Directors              Art. 18

                       Exemption of Director from their liabilities                        Art. 19

Corporate Auditors:    Exemption of Corporate Auditors from their liabilities              Art. 25

Others:                Appointment of Honorary Chairman and Senior Advisers                Art. 17

3. Matters delegated to it by resolution of a general meeting of shareholders.

  Classifications                                           Items
-------------------           -------------------------------------------------------------------------
Shares:                       Acquisition of the Corporation's own shares

                              Issuance of new shares or share acquisition rights on favorable conditions

Others:                       Other matters delegated to the Board of Directors


4. Other important managerial matters:

  Classifications                                           Items
-------------------           -------------------------------------------------------------------------
Management:                   Corporate policies

                              Important business alliance and important joint venture

                              Launching of new projects

                              Simplified corporate split

                              Simplified share exchange

                              Simplified acquisition of entire business of another company

                              Approval of interim and quarterly accounts

                              Approval of consolidated accounts (including interim and

  Classifications                                           Items
-------------------           -------------------------------------------------------------------------
                              quarterly accounts)

                              Institution  of important  actions and defending  and dealing with  contested matters of importance

                              Other important matters

Personnel affairs;            Concurrent assumption of offices in other companies (in the
organization:                 case of new offices only)

                              Assumption of offices in important  associations  (in the case of new offices only)

                              Assignment  of  officers  (including  Managing  Officers)  to take  charge of organizations

                              Treatment and discipline relating to officers (including Managing Officers)

                              Appointment and removal of Managing Officers

                              Appointment and removal of "GIKAN" and "KOMON"

                              Approval of Managing Officers' competing transactions

                              Approval of Managing Officers' transactions for their own account

                              Approval of Managing Officers' transactions involving conflicting interests

                              Alteration of important working conditions

                              Other important matters

Accounting;                   Incorporation, dissolution, acquisition and transfer of subsidiaries operation:

                              Other important matters

Technology;                   Long-term/annual production/shipment/sales plans
production:

                              Long-term/annual equipment plans

                              Monthly production/shipment/sales plans

  Classifications                                           Items
-------------------           -------------------------------------------------------------------------
                              Licensing and acquisition of important intellectual property rights

                              Other important matters

Others:                       Other important managerial matters

II. Matters to be reported:

                               Items                                   Relevant Articles of applicable law
--------------------------------------------------------------------   -----------------------------------
                                                                                 Commercial Code
State of execution of business                                                      Art. 260

Important facts about a competing transaction                                       Art. 264

Important facts about a Director's transaction for his own accounts                 Art. 265

Important facts about a transaction involving conflicting interests                 Art. 265

Other important matters

       Out of "I. Matters for Resolutions" of the "Matters to be Submitted to the Board of Directors", the matters described in the "Others" in the "1. Matters provided for in the Commercial Code or other laws or ordinances" shall be submitted to the Board of Directors generally in accordance with the standard contained in the Annexed List.


Annexed List

----------------------------------------------------------------------------------------------------------------------
                             Items                                                     Standard
----------------------------------------------------------------------------------------------------------------------
(1) Disposition and acquisition of important property:
       |_|purchase and  disposition of land  (excluding land for         2,000,000,000 Yen or more per transaction or
          business use)                                                             50,000 m2 or more per transaction
       |_|acquisition and transfer of leaseholds                            2,000,000,000 Yen or more per transaction
       |_|investments  and financing  (excluding fund management
             investments, renewal of bills and notes)                       5,000,000,000 Yen or more per transaction
       |_|discharge of debts                                                  200,000,000 Yen or more per transaction
       |_|donations (excluding those via Japan Automobile
          Manufacturers Association)                                          200,000,000 Yen or more per transaction
----------------------------------------------------------------------------------------------------------------------
(2) Borrowing of a large amount of money:
       |_|loans                                                             5,000,000,000 Yen or more per transaction
       |_|guarantee of obligations                                            200,000,000 Yen or more per transaction
----------------------------------------------------------------------------------------------------------------------
(3) Appointment and removal of managers and other                        change of employees in the position of Senior
    important employees:                                                 General Manager (riji), Senior Grade 1
                                                                         (kikanshoku 1-kyu) and any other personnel
                                                                         similar thereto
----------------------------------------------------------------------------------------------------------------------
(4) Establishment, alteration and abolition of branch                    establishment, alteration and abolition of
    offices and other important organizations:                           "division" or higher class of organization and
                                                                         any other organizations similar thereto
----------------------------------------------------------------------------------------------------------------------

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